UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                   FORM 8-K/A

                            -------------------------


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 1997

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                        1-11961                       76-0423828
(State of Incorporation)      (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)

   1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX                      77056
    (Address of principal executive offices)                       (Zip Code)

                                 (281) 556-7400
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   On December 17, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired all outstanding shares of common stock of Johnson Mortuary and Crematory, Inc. Johnson Mortuary and Crematory, Inc. operates one funeral home in Kalispell, Montana. This acquisition is referred to as the "Acquired Business." The consideration for the acquisition consisted of cash of approximately $2.3 million. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Business. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

   The Company is not aware of any pre-existing material relationships between
(i) the Acquired Business or any if its shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

   The Company also completed the merger and acquisition of several other businesses (the "Other Acquisitions") since January 1, 1997. None of the Other Acquisitions (other than ones previously filed on Form 8-K) is believed to be individually material to the results of operations or financial condition of the Company. However, the acquisition of the Acquired Business and the acquisition of the Other Acquisitions requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(i) and 11-01(c) of Regulation S-X since such business constitutes a "significant subsidiary" under such Rules.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (A)   FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

        This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 31,1997 the financial statements and pro forma financial information required by Item 7.

        JOHNSON MORTUARY AND CREMATORY, INC.                                              PAGE
                                                                                          ----
        Auditor's Report..........................................................         10
        Balance Sheets of September 30, 1997......................................         11
        Statement of Income for the Year Ended September 30, 1997.................         12
        Statement of Retained Earnings for the Year Ended September 30, 1997......         13
        Statement of Cash Flows for the Years Ended September 30, 1997............         14
        Notes to Financial Statements.............................................         15

                                       2

   (B)   PRO FORMA FINANCIAL INFORMATION

        CARRIAGE SERVICES, INC.
        Unaudited Pro Forma Consolidated Balance Sheet -September 30, 1997........          5
        Unaudited  Pro Forma  Consolidated  Statement of  Operations - Nine Months Ended

         September 30,1997........................................................          6
        Unaudited Pro Forma  Consolidated  Statement of Operations - Year Ended December

         31, 1996.................................................................          7
        Notes to Unaudited Pro Forma Consolidated Financial Statements............          8

   (C)   EXHIBITS.           None

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   CARRIAGE SERVICES, INC.

Dated: March 23, 1998                        By:   /s/ THOMAS C. LIVENGOOD
                                                   -----------------------
                                                   Thomas C. Livengood
                                                   Executive Vice President and
                                                   Chief Financial Officer

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On December 17, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired all outstanding shares of common stock of Johnson Mortuary and Crematory, Inc. Johnson Mortuary and Crematory, Inc. operates one funeral home in Kalispell, Montana. This acquisition is referred to as the "Acquired Business." The consideration for the acquisition consisted of cash of approximately $2.3 million. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Business. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Consolidated Pro Forma Financial Statements. The estimated fair market values reflected in the Unaudited Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

        The Unaudited Pro Forma Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the Acquired Businesses, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the Acquired Businesses for the periods presented.

        The following Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of September 30, 1997 and Form 10-K as of December 31, 1996. Such pro forma information is based on historical data with respect to the Company and the Acquired Businesses. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entities are being or will be operated under the control of the Company.

                             CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                          CARRIAGE       ACQUIRED    PRO FORMA       TOTAL
                 ASSETS                SERVICES, INC.    BUSINESS   ADJUSTMENTS(1)  PRO FORMA
                                       ---------        -------      ----------     ---------
 CURRENT ASSETS:
    Cash and cash equivalents .......  $     883        $   120      $   (2,490)     $ (1,487)
    Accounts receivable --
     Trade, net of allowance ........      8,218             81             (13)        8,286
     Other ..........................      1,042             --              --         1,042
                                       ---------        -------      ----------     ---------
                                           9,260             81             (13)        9,328
    Inventories and other current
assets ..............................      5,109             45               8         5,162
                                       ---------        -------      ----------     ---------
     Total current assets ...........     15,252            246          (2,495)       13,003
                                       ---------        -------      ----------     ---------

PROPERTY, PLANT AND EQUIPMENT, at
     cost (net) .....................     71,942            198             579        72,719

CEMETERY PROPERTY, at cost ..........     23,686                                       23,686

NAMES AND REPUTATIONS, net ..........     94,440              2           1,725        96,167
DEFERRED CHARGES AND OTHER

     NONCURRENT ASSETS ..............     14,844             21              31        14,896
                                       ---------        -------      ----------     ---------
                                       $ 220,164        $   467      $     (160)    $ 220,471
                                       =========        =======      ==========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

   Accounts payable and other current
liabilities .........................  $   6,867        $    24      $       57     $   6,948

   Current portion of long-term debt
     and capital leases .............      1,328                                        1,328
                                       ---------        -------      ----------     ---------
     Total current liabilities ......      8,195             24              57         8,276
PRENEED LIABILITIES, net ............      7,692                                        7,692
LONG-TERM DEBT AND OBLIGATIONS UNDER
     CAPITAL LEASES, net of current
     portion ........................     85,642                              4        85,646
DEFERRED INCOME TAXES ...............     13,067                            222        13,289
                                       ---------        -------      ----------     ---------
     Total liabilities ..............    114,596             24             283       114,903
                                       ---------        -------      ----------     ---------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK ..........     16,285                                       16,285
STOCKHOLDERS' EQUITY:
    Class A Common Stock ............         55                                           55
    Class B Common Stock ............         50                                           50
    Contributed capital .............     93,439                                       93,439
    Retained deficit ................     (4,261)                                      (4,261)
    Acquired Business equity ........       --              443            (443)         --
                                       ---------        -------      ----------     ---------
     Total stockholders' equity .....     89,283            443            (443)       89,283
                                       ---------        -------      ----------     ---------
                                       $ 220,164         $  467      $     (160)    $ 220,471
                                       ==========        ========    ==========     =========

         See the accompanying Notes to Unaudited Pro Forma Consolidated
                             Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         CARRIAGE
                                         SERVICES,      ACQUIRED          PRO FORMA           TOTAL
                                            INC.        BUSINESS         ADJUSTMENTS        PRO FORMA
                                        -----------    -----------       -----------       -----------
Revenues, net
     Funeral ........................   $    46,283    $       618       $      --         $    46,901
     Cemetery .......................         9,012           --                --               9,012
                                        -----------    -----------       -----------       -----------
                                             55,295            618              --             555,913
Costs and expenses
     Funeral ........................        34,405            296                32 (2)        34,717
                                               --             --                 (20)(3)          --
                                               --             --                   4 (4)          --

     Cemetery .......................         7,187           --                --               7,187
                                        -----------    -----------       -----------       -----------
                                             41,592            296                16            41,904
                                        -----------    -----------       -----------       -----------
    Gross profit ....................        13,703            322               (16)           14,009
General and administrative expenses .         3,657            232              --               3,889
                                        -----------    -----------       -----------       -----------
    Operating income ................        10,046             90               (16)           10,120

Interest expense, net ...............         4,028             (1)              127 (5)         4,154
                                        -----------    -----------       -----------       -----------
   Income before income taxes and
     extraordinary item .............         6,018             91              (143)            5,966

Provision for income taxes ..........         2,357           --                 (60)(6)         2,297
                                        -----------    -----------       -----------       -----------

   Income before extraordinary item .         3,661             91               (83)            3,669
Extraordinary item:
   Loss on early extinguishment of
     debt, net of income tax
     benefit of $159 ................          (195)          --                --                (195)
                                        -----------    -----------       -----------       -----------
    Net income

                                              3,466             91               (83)            3,474
Preferred stock dividend
requirements ........................           239           --                --                 239
                                        -----------    -----------       -----------       -----------
    Net income available to common
     stockholders
                                        $     3,227    $        91       $       (83)      $     3,235
                                        ===========    ===========       ===========       ===========

Earnings per share:
    Net income before extraordinary
    item ............................   $       .31                                        $       .31
    Extraordinary item per share
                                               (.02)                                              (.02)
                                        -----------                                        -----------
    Net income ......................           .29                                        $       .29
                                        ===========                                        ===========
Weighted average number of common
     and common equivalent shares
     outstanding ....................        11,325                                             11,325
                                        ===========                                        ===========

         See the accompanying Notes to Unaudited Pro Forma Consolidated
                             Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     CARRIAGE
                                     SERVICES, ACQUIRED  PRO FORMA   TOTAL
                                        INC.   BUSINESS  ADJUSTMENTS PRO FORMA
                                     --------- ---------- ---------- -----------
 Revenues, net
     Funeral
                                      $37,445    $  752     $ --    $38,197
     Cemetery .....................     2,903      --         --      2,903
                                       -------   --------   ------   -------
                                       40,348       752       --     41,100
Costs and expenses
     Funeral ......................    30,641       379       43 (2) 31,039
                                                             (29)(3)
                                                               5 (4)
     Cemetery .....................     2,541      --         --      2,541
                                       -------   --------   ------   -------
                                       33,182       379       19     33,580
                                       -------   --------   ------   -------
    Gross profit ..................     7,166       373      (19)     7,520
General and administrative expenses     2,474       295       --      2,769
                                       -------   --------   ------   -------
    Operating income ..............     4,692        78      (19)     4,751
Interest expense, net .............     4,347        (3)     151 (5)  4,495
                                       -------   --------   ------   -------
   Income before income taxes and
     extraordinary item ...........       345        81     (170)       256

Provision for income taxes ........       138      --        (36)(6)    102
                                       -------   --------   ------   -------
   Income before extraordinary item       207        81     (134)       154
Extraordinary item:
   Loss on early extinguishment of
     debt, net of income tax
     benefit of $332 ..............      (498)     --         --       (498)
                                       -------   --------   ------   -------
    Net income (loss)
                                         (291)       81     (134)      (344)
Preferred stock dividend
requirements ......................       622        --      --         622
                                       -------   --------   ------   -------
    Net (loss) attributable to
     common stockholders ..........
                                       $ (913)  $    81    $(134)    $ (966)
                                       =======   ========   ======   =======

(Loss) per share:
    Net (loss) before extraordinary    $ (.09)                       $ (.10)
    item ..........................
    Extraordinary item per share         (.10)                         (.10)
                                        ------                       -------

    Net (loss) ....................    $ (.19)                        $(.20)
                                        ======                       =======
Weighted average number of common .
     and common equivalent shares .
     outstanding ..................     4,869                         4,869
                                        ======                       =======

         See the accompanying Notes to Unaudited Pro Forma Consolidated
                             Financial Statements.

                             CARRIAGE SERVICES, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

     The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 gives effect to the acquisition of the Acquired Business. The estimated fair market values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

(1) To record the elimination of assets and liabilities not acquired or assumed by the Company and record the total consideration (including estimated transaction costs) and the preliminary allocation of total consideration to the identifiable net assets of the acquired business.

     The effect of the Acquired Business on the Consolidated Balance Sheet at September 30, 1997 was as follows:

                                                                1997
                                                            --------------
                                                            (in thousands)

        Current Assets                                      $        121
        Property, Plant and Equipment                                777
        Deferred Charges and Other Non-current Assets                 52
        Names and Reputations                                      1,727
        Other Liabilities                                           (303)
                                                            --------------
                                                                   2,374

        Consideration:
        Debt                                                          (4)
                                                            --------------
             Cash used for acquisition                      $      2,370
                                                            ==============


UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

  The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and nine months ended September 30, 1997 give effect to the acquisition of the Acquired Business.

(2) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the acquisition of the Acquired Business as if it had occurred as of the beginning of each of the respective periods presented. The amortization expense of $32,000 and $43,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, is resultant from the amortization, over a 40 year life, of the $1,727,000 in names and reputations recorded in conjunction with the acquisition of the Acquired Business.

(3) To record adjustment to depreciation expense of $20,000 and $29,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets using the Company's depreciation methods.

(4) To record amortization expense relative to non-compete agreements of $4,000 and $5,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. These agreements are amortized over the term of the agreements.

(5) To record additional interest expense of $127,000 and $151,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, which would have been incurred by the Company assuming the acquisition of the Acquired Business had occurred as of the beginning of each of the respective periods presented.

(6) To record the income tax expense as if the effective rate is 38.5% for the nine months ended September 30, 1997 and 40% for the year ended December 31, 1996. This adjustment reflects income tax benefits of $60,000 and $36,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. The Company's management believes that this is the effective rate that would be indicative of the Company's normal tax position assuming the acquisition was made as of the beginning of the respective periods presented.

Board of Directors
of Johnson Mortuary, Inc.

We have audited the accompanying balance sheet of Johnson Mortuary & Crematory, Inc. (a Montana corporation) as of September 30, 1997, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Johnson Mortuary & Crematory, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

JORDAHL & SLITER PLLC
Kalispell, Montana
February 13, 1998

                       JOHNSON MORTUARY & CREMATORY, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS


CURRENT ASSETS:
          Cash ......................................................   $119,761
          Accounts receivable, less allowance for doubtful
                    accounts of $24,080 .............................     81,628
          Inventory .................................................     38,021
          Prepaid expense ...........................................      6,776
                                                                        --------
                    Total current assets ............................    246,186
                                                                        --------

PROPERTY AND EQUIPMENT, at cost:
          Land ......................................................     20,624
          Buildings and improvements ................................    260,680
          Furniture and fixtures ....................................    187,075
          Motor equipment ...........................................    252,949
                                                                        --------
                                                                         721,328
          Less accumulated depreciation .............................    523,735
                                                                        --------
                                                                         197,593
                                                                        --------

OTHER ASSETS:
          Goodwill, less accumulated amortization of $21,137 ........      1,687
          Deposits ..................................................      7,000
          Notes receivable - shareholder ............................     14,672
                                                                        --------
                                                                          23,359
                                                                        --------

TOTAL ASSETS ........................................................   $467,138
                                                                        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
          Accounts payable ..........................................   $ 13,261
          Accrued expenses ..........................................     10,438
                                                                        --------
                    Total current liabilities .......................     23,699
                                                                        --------

STOCKHOLDERS' EQUITY:
          Common stock ($100 par), 500 shares authorized,
                    issued and outstanding ..........................     50,000
          Retained earnings .........................................    393,439
                                                                        --------
                                                                         443,439
                                                                        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........................   $467,138
                                                                        ========


                             See accompanying notes.

                       JOHNSON MORTUARY & CREMATORY, INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997

SALES ......................................................            $824,530
                                                                        --------
COST OF SALES:
          Cemetery .........................................              33,427
          Clothing .........................................               1,910
          Flowers ..........................................               9,010
          Hair dressing ....................................                 350
          Merchandise ......................................             117,605
          Ministers ........................................               9,960
          Music ............................................               6,350
          Opening graves ...................................              19,965
          Other ............................................               8,981
          Outside services .................................              16,629
          Salaries and wages ...............................             132,729
          Supplies .........................................              23,513
          Telephone ........................................               6,020
          Transportation ...................................               9,109
                                                                        --------
                                                                         395,558
                                                                        --------

GROSS PROFIT ...............................................             428,972
                                                                        --------

GENERAL EXPENSES ...........................................             309,342
                                                                        --------

INCOME FROM OPERATIONS .....................................             119,630

OTHER INCOME:
          Interest income ..................................               2,101
                                                                        --------

INCOME BEFORE TAXES ........................................             121,731

PROVISION FOR TAXES ........................................                  10
                                                                        --------
NET INCOME .................................................            $121,721
                                                                        ========

                             See accompanying notes.

                       JOHNSON MORTUARY & CREMATORY, INC.
                         STATEMENT OF RETAINED EARNINGS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997

Accumulated Adjustments Accounts:
      Balance, October 1, as previously reported ...............      $ 167,303
      Prior period adjustment ..................................         22,417
                                                                        --------
      Restated balance, October 1 ..............................        189,720
      Taxable Income ...........................................        122,144
      Nondeductible expenses and timing differences ............           (423)
      Distributions ............................................        (80,000)
                                                                        --------
      Balance, September 30 ....................................        231,441

Accumulated Earnings and Profits:

      Balance, October 1 and September 30 ......................        161,998
                                                                        --------
Total Retained Earnings, September 30 ..........................      $ 393,439
                                                                      =========

                             See accompanying notes.

                       JOHNSON MORTUARY & CREMATORY, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income ................................................    $ 121,721
       Adjustments to reconcile net income to net cash
          flows from operating activities:
           Depreciation and amortization .........................       54,222
           Bad debt provision ....................................       12,197
           (Increase) decrease in:
                     Accounts receivable .........................      (51,989)
                     Inventory ...................................       (7,695)
                     Prepaid expense .............................          189
                     Deposits ....................................        1,671
           Increase in:
                     Accounts payable and accrued expenses .......        5,278
                                                                      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES ........................      135,594
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures ......................................      (14,277)
       Notes receivable - shareholder ............................        2,133
                                                                      ---------
NET CASH USED BY INVESTING ACTIVITIES ............................      (12,144)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Dividends paid ............................................      (80,000)
                                                                      ---------
NET CASH USED BY FINANCING ACTIVITIES ............................      (80,000)
                                                                      ---------

NET INCREASE IN CASH .............................................       43,450

CASH AT BEGINNING OF YEAR ........................................       76,311
                                                                      ---------

CASH AT END OF YEAR ..............................................    $ 119,761
                                                                      =========

                             See accompanying notes

                       JOHNSON MORTUARY & CREMATORY, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS

Johnson Mortuary & Crematory, Inc. is a licensed funeral home incorporated in 1960, which grants credit to customers, substantially all of whom are residents of Northwest Montana.

INVENTORY

The inventory is recorded at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost. Depreciation is computed by using the straight-line method over the following estimated useful lives.

                             Description                       Useful Life
          ------------------------------------             ------------------
          Building and improvements                            15 - 39 years
          Furniture and fixtures                                5 - 10 years
          Motor equipment                                       3 - 6  years

Maintenance and repairs are charged to expense as incurred, whereas, the costs of additions and improvements are capitalized.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AMORTIZATION OF GOODWILL

Goodwill is being amortized by the straight-line method over 40 years.

COMPENSATED ABSENCES

Compensated absences have not been accrued because the amount cannot be reasonably estimated.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expense was $22,772 for the year ended September 30, 1997.

JOHNSON MORTUARY & CREMATORY, INC.
NOTES TO THE FINANCIAL STATEMENTS - Cont.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Cont.

INCOME TAXES

The Company elected S Corporation status effective October 1, 1989. Earnings and losses after that date are included in the personal income tax returns of the stockholders and taxed depending on their personal tax strategies. Accordingly, the Company will incur income tax obligations only to the extent of the "built-in gains" tax at the time of the election.

NOTE 2 - ACCOUNTS RECEIVABLE:


               Trade accounts receivable                  $105,708
               Less allowance for doubtful accounts         24,080
                                                      --------------

                                                          $ 81,628
                                                      ==============

NOTE 3 - NOTE RECEIVABLE - SHAREHOLDER:

The note bears interest at 4.5% per annum and has no fixed repayment term. The note is secured by ten shares of the Company's stock. This note has been paid subsequent to September 30, 1997.

NOTE 4 - PROVISION FOR INCOME TAXES:

The provision for income taxes is the applicable state license tax for an S corporation.

NOTE 5 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Operating activities reflect the following cash paid during the year:

             Interest paid                                    $      240
                                                           ==============

             Income taxes paid                                $       10
                                                           ==============

NOTE 6 - RETIREMENT PLAN:

The Company has a Simplified Employee Pension Plan, which covers all employees as they become eligible. Contributions by the Company are at the discretion of the Board of Directors. The total contribution for the year ended September 30, 1997 was $ 12,555.

NOTE 7 - SUBSEQUENT EVENT:

On December 17, 1997, 100% of the outstanding stock of the Company was sold to Carriage Services of Houston, Texas.

JOHNSON MORTUARY & CREMATORY, INC.
NOTES TO THE FINANCIAL STATEMENTS - Cont.

NOTE 8 - PRIOR PERIOD ADJUSTMENT:

Effective October 1, 1996, the Company changed its basis of accounting from the income tax basis to the accrual basis of accounting. The accrual basis of accounting is a generally accepted accounting principle (GAAP), while the income tax basis of accounting is another comprehensible basis of accounting used for income tax reporting. The change is shown as a prior period adjustment to the beginning balance of the accumulated adjustment account and is made up of the following:

          Conversion of depreciation

              Using book lives and methods vs. tax lives
               and methods                                     $   36,027

          Amortization of goodwill and organization
               expenses                                           (20,574)

          Prepaid insurance                                         6,964
                                                             ----------------
                                                               $   22,417
                                                             ================